Exhibit 3.29

STATE OF ALABAMA ) HOUSTON COUNTY ) ARTICLES OF INCORPORATION OF GRACEBA LONG DISTANCE, INC. KNOW ALL MEN BY THESE PRESENTS, That the undersigned incorporator, for the purpose of forming a corporation pursuant to the provisions of the Alabama Business Corporation Act, Title 10, chapter 2B, Code of Alabama (1975), as amended ("Alabama Business Corporation Act"), does hereby adopt these articles of incorporation, the same to constitute a charter for carrying on the business hereinafter specified. ARTICLE I NAME OF CORPORATION: The name of the corporation is "Graceba Long Distance, Inc." ARTICLE II SHARES: The corporation shall be authorized to issue 1,000 common shares having a par value of One Dollar ($1.00) each. ARTICLE III REGISTERED OFFICE AND AGENT: The location and mailing address of the initial registered office of the corporation shall be 401 3rd Avenue, Ashford, Alabama, 36312, and the initial registered agent at such address shall be Chris Dupree. ARTICLE IV INCORPORATORS: The names and addresses of the incorporators are as follows: ADDRESS Chris Dupree 401 3rd Avenue Ashford, Alabama 36312 ARTICLES OF INCORPORATION • PAGE .1-

Cecilia Dupree Shirley 401 3rd Avenue Ashford, Alabama 36312 James Etheredge 401 3rd Avenue Ashford, Alabama 36312 ARTICLE V DIRECTORS: The initial board of directors shall consist of three (3) directors. The names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders, or until their successors are elected and qualified, are as follows: NAME ADDRESS Chris Dupree Cecilia Dupree Shirley James Etheredge 401 3rd Avenue Ashford, Alabama 36312 401 3rd Avenue Ashford, Alabama 36312 401 3rd Avenue Ashford, Alabama 36312 ARTICLE VI PURPOSES: The nature of the business and the purposes for which the corporation is formed shall be as follows: (1) To conduct the business of long distance telephone service and all ancillary services incident thereto; and (2) To exercise all powers now or hereafter granted by the Alabama Business Corporation Act to corporations formed thereunder, subject to any limitation imposed or any provision of any other statute of the State of Alabama, and to transact all lawful business for which corporations may be incorporated under the Alabama Business Corporation Act, including the power to invest in real estate, mortgages, stocks, bonds, and any other type of investment, and may own real or personal property necessary or appropriate for operating a business. ARTICLE.VII DURATION: The duration of the corporation shall be perpetual unless the corporation is dissolved by law or otherwise terminated. ARTICLES OF INCORPORATION PAGE -2-

ARTICLE VIII (A) VOTING: At any meeting of the shareholders of the corporation, a shareholder of record shall be entitled to one (1) vote for each share standing in his name. (B) PREEMPTIVE RIGHTS: No shareholder shall have a preemptive right to purchase additional or treasury shares of the corporation under Section 10-2B-6.30 of the Alabama Business Corporation Act. (C) MANAGEMENT: The business and affairs of the corporation shall be managed and conducted in accordance with the bylaws of the corporation. (D) SHARES NONASSESSABLE: The shares of the corporation, when fully paid for in accordance with the subscription therefor, shall be fully paid and nonassessable; and in no case shall any shareholder be liable other than for the unpaid shares subscribed for by him. (E) LIEN ON SHARES: The corporation shall have a lien on the’ shares of a shareholder for any debt or liability owed to it by him before a notice of transfer or levy on such shares is received by the corporation. The corporation shall have the rights with respect to the lien conferred by the laws of the State of Alabama. (F) AMENDMENTS: The corporation reserves the right to amend or repeal any provision of these articles of incorporation in the manner provided by law; and all rights conferred upon the officers, directors, and shareholders of the corporation are granted subject to this reservation. IN WITNESS WHEREOF, we, the undersigned, have hereunto set our hands and seals this 15th day of August, 1997. Instrument prepared by: G. David Johnston 291 North Oates Street Dothan, AL 36303 ave

STATE OF ALABAMA

FOR-PROFIT CORPORATION
ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION GUIDELINES

INSTRUCTIONS
STEP 1: IF CHANGING THE CORPORATION'S NAME, CONTACT THE OFFICE OF SECRETARY OF STATE AT (334) 242-5324 TO RESERVE A CORPORATE NAME.
STEP 2: FILE THE ORIGINAL AND TWO COPY IN THE COUNTY WHERE THE ORIGINAL ARTICLES OF INCORPORATION ARE FILED (IF THE AMENDMENT CHANGES THE NAME, THE CERTIFICATE OF NAME RESERVATION MUST BE ATTACHED). IF CHANGING THE NAME, THE SECRETARY OF STATE FILING FEE IS $20. THE SECRETARY OF STATE'S FILING FEE FOR ALL OTHER AMENDMENTS IS $10.

PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED HEREBY ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT.

Article I The name of the corporation.
Graceba Long Distance, Inc.

Article II The following amendment was adopted in the manner provided for by the Alabama Business Corporation Act..
Change the name of the Corporation to Graceba
Broadband Services, Inc.

Article III The amendment was adopted by the shareholders or directors in the manner prescribed by law on September 28 2000.

Article IV The number of shares outstanding at the time of the adoption was 1,000; the number of shares entitled to vote thereon was 1,000. (If the shares of any class are entitled to vote thereon as a class, the designation and number of outstanding shares entitled to vote thereon of each such class.)

Article V The number of shares voted for the amendment was 1,000 and the number of shares voted against such amendment was 0. (If no shares have been issued write a statement to that effect.)

Dated: September 28, 2000 /

Todd K. Andrews, CPA Corp. Controller /
Type or Print Corporate Officer's Name and Title

STATE OF ALABAMA

DOMESTIC FOR PROFIT-CORPORATION
ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION GUIDELINES

INSTRUCTIONS

STEP 1: IF CHANGING THE CORPORATION'S NAME, CONTACT THE OFFICE OF THE SECRETARY OF STATE AT (334) 242-5324 TO RESERVE A CORPORATE NAME.

STEP 2: FILE THE ORIGINAL AND TWO COPIES IN THE JUDGE OF PROBATE'S OFFICE WHERE THE ORIGINAL ARTICLES OF INCORPORATION ARE FILED. (IF THE AMENDMENT CHANGES THE NAME, THE CERTIFICATE OF NAME RESERVATION MUST BE ATTACHED.) IF CHANGING THE NAME, THE SECRETARY OF STATE'S FILING FEE IS $10. TO VERIFY JUDGE OF PROBATE FILING, PLEASE CONTACT THE JUDGE OF PROBATE'S OFFICE.

PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED HEREBY ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT.

Article I The name of the corporation:

Graceba Broadband Services, Inc.

Article II The following amendment was adopted in the manner provided for by the Alabama Business Corporation Act.

Name of Corporation: The name of the corporation is "Knology of the Wiregrass, Inc."

Article III The amendment was adopted by the shareholders or directors in the manner prescribed by law on April 15, 2008

Article IV The number of shares outstanding at the time of the adoption was 1000; the number of shares entitled to vote thereon was 1000. If the shares of any class are entitled to vote thereon as a class, list the designation and number of outstanding shares entitled to vote thereon of each such class:

Article V The number of shares voted for the amendment was 1000 and the number of shares voted against such amendment was 0. (If no shares have been issued attach a written statement to that effect.)

Date: 4/15/08 Chad S. Wachter, Secretary

Printed Name and Business Address of Person Preparing this Document:

Kathy Ford
Knology, Inc.
1241 O.G. Skinner Drive
West Point, GA 31833
Phone: 706-634-6713

PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESSCORPORATION ACT, THE UNDERSIGNED CORPORATION SUBMITS THE FOLLOWING STATEMENT FOR THE PURPOSE OF CHANGING ITS REGISTERED AGENT, ITS REGISTERED OFFICE, OR BOTH IN THE STATEOF ALABAMA. State ID#: I84-784 S t a t e o f i n c o r p o r a t i o n : A l a b a m a 1. The name of the corporation: K N O L O G Y O F T H E W I R E G R A S S , I N C 2. The name of the present registered agent: Chris Dupree 3. The street address of the present registered office: 401 3rd Avenue, Ashford, AL 36312 4. The name of its successor registered agent CSC-Lawyers Incorporating Service Incorporated 5. The street address (NO PO BOX) to which the registered office is to be changed (street address of registered agent and registered office must be identical): 1 5 0 S o u t h P e r r y S t r e e t , M o n t g o m e r y , A L 3 6 1 0 4 Street Number, Street Name Lily, &rats end Lip Cede 6. if you are changing the street address of the registered agent, you are required to notify the corporation in writing of the change In the registered agent's address. 7. Date: 5/28/08 KNOLOGY OF THE WIREGRASS, INC Filing Fee Name of Corporation Chad Wachter, VP & General Counsel Signature of Officer 1, CSC-Lawyers Incorporating Service Incorporated , consent to serve as registered agent to the above named corporation on this the 15th day of July, 2008. CSC-Lawyers Incorporating Service Incorporated MAL ORIGINAL AFFIXATION WITH THE FLING FEE OF $5.00 TO: SECRETARY OF STATE, CORPORATIONS DIVISION, PO Box 5616, MONTGOMERY, ALABAA4 36 STATE OF ALAB STATEMENT OF CHANGE OF REGISTERED AGE REGISTERED OFFICE OR BOTH CHECK ONE: FOREIGN CORPORATION x Domestic Profit Corporation By: Signature of Regis red Agent Michelle R ' Vannoy, Asst. Rev. 42004